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                      CONSENT OF RYDER SCOTT COMPANY, L.P.

                                  EXHIBIT 23.2

                        [RYDER SCOTT COMPANY LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reserve report regarding the interests of Coho Energy, Inc. (the Company) dated March 7, 2001, relating to estimated quantities of certain of the Company's proved reserves of oil and gas included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Reserves" and "Engineers" in such Annual Report and to the reference to our firm under the heading "Experts" contained herein.



/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.

Houston, Texas

November 27, 2001




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